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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

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SUBSIDIARY NAME                                                     ORGANIZED UNDER THE LAWS OF
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
Compagnie Francaise des Isolants                                    France
Elo TouchSystems, Inc.                                              Tennessee
K.K. Raychem                                                        Japan
Raychem (Australia) Pty., Ltd.                                      Australia (New South Wales)
Raychem (Delaware) Ltd.                                             Delaware
Raychem (H.K.) Limited                                              Hong Kong
Raychem (Nederland) B.V.                                            The Netherlands
Raychem A/S                                                         Norway
Raychem A/S                                                         Denmark
Raychem AG                                                          Switzerland
Raychem Aktiebolag                                                  Sweden
Raychem Canada Limited                                              Canada
Raychem Gesellschaft m.b.H.                                         Austria
Raychem GmbH                                                        Germany
Raychem Industries N.V.                                             Belgium
Raychem International Corporation                                   California
Raychem International Manufacturing Corporation                     California
Raychem International                                               Cayman Islands, B.W. I.
Raychem Korea Limited                                               Korea
Raychem Limited                                                     United Kingdom
Raychem N.V.                                                        Belgium
Raychem OY                                                          Finland
Raychem Produtos Irradiados Limitada                                Brazil
Raychem RPG Limited                                                 India
Raychem S.A.                                                        Spain
Raychem S.A.                                                        France
Raychem S.A. Industrial y Comercial                                 Argentina
RAYCHEM S.p.A.                                                      Italy
Raychem Saudi Arabia Limited                                        Saudi Arabia
Raychem Shanghai Cable Accessories Ltd.                             People's Republic of China
Raychem Singapore Pte. Limited                                      Singapore
Raychem Taiwan Limited                                              Taiwan
Raychem Technologies Ltd.                                           Cyprus
Raychem Tecnologias, S.A. de C.V.                                   Mexico
RAYCHEM VENTURES, INC.                                              California
RTP Development Corporation                                         Delaware
SHG-Strahlenchemie Holding GmbH                                     Germany
Sigmaform GmbH                                                      Germany
Sigmaform U.K. Limited                                              United Kingdom

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